EXHIBIT 10.2

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THE CONVERSION RIGHTS SET FORTH IN THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THE CONVERSION RIGHTS SET FORTH IN THIS NOTE CAN BE SOLD OR TRANSFERRED UNLESS THE REGISTRATION PROVISIONS OF THE SAID ACT AND APPLICABLE STATE SECURITIES LAWS HAVE BEEN COMPLIED WITH OR UNLESS COMPLIANCE WITH SUCH PROVISIONS IS NOT REQUIRED.

MEDICAL SOLUTIONS MANAGEMENT INC.

CONVERTIBLE PROMISSORY NOTE

$1,500,000.00	Marlboro, Massachusetts
October 18, 2007

FOR VALUE RECEIVED, upon the terms and subject to the conditions set forth in this convertible promissory note (this “Note”), MEDICALSOLUTIONS MANAGEMENT INC., a Nevada corporation with its principal place of business at 237 Cedar Hill Street, Marlboro, MA (the “Company”), absolutely and unconditionally promises to pay to the order of VICIS CAPITAL MASTER FUND (the “Holder”), the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000.00), together with interest as specified in §2 hereof. Notwithstanding anything to the contrary set forth in this Note, in the event of the consummation of a Convertible Debt Financing (as defined in §5.2 hereof) while any portion of the Loan Balance (as defined in §5.2 hereof) shall remain outstanding, the then outstanding Loan Balance shall, contemporaneously with the consummation of such Convertible Debt Financing, be converted into a Convertible Debenture (as defined in §5.2 hereof). This Note is issued in connection with a certain Note Purchase Agreement, of even date herewith, between the Company and the Holder (the “Purchase Agreement”), all terms of which are incorporated herein by this reference and hereby made a part of this Note. By its acceptance of this Note, the Holder agrees to be bound by the terms of the Purchase Agreement.

§1. Maturity; Waivers. The entire outstanding Loan Balance shall automatically become due and payable on the earlier of (a) 5:00 P.M., Boston, Massachusetts time on October 12, 2008, and (b) the date of the consummation of a Convertible Debt Financing (in any such case, the “Maturity Date”). The Company and every endorser and guarantor of this Note or the obligations represented hereby expressly waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment or any other indulgence, and to the addition or release of any other party or person primarily or secondarily liable.

§2. Interest; No Commitment. This Note shall bear interest on the principal amount outstanding and unpaid from time to time at a rate of 10% per annum from the date hereof until paid in full. Interest shall be calculated on the basis of a 360-day year and paid for the actual number of days elapsed, and shall accrue and be payable upon the Maturity Date or, thereafter, if any amounts are due and owing by the Company under this Note, then upon demand.

§3. Prepayment. The Company may prepay, in whole or in part, the outstanding Loan Balance, without the prior written consent of the Holder and without premium or prepayment penalty; provided, that the Company shall pay all accrued and unpaid interest through the date of prepayment (unless such interest included in the Loan Balance has been converted pursuant to the terms of §5 hereof) on the principal amount prepaid. All payments to be made by the Company hereunder shall be made in U.S. dollars in immediately available funds, without setoff or counterclaim and without any withholding or deduction whatsoever.

§4. Acceleration Events. If any of the following events or circumstances (each an “Acceleration Event”) shall occur:

(a) the Company shall fail to pay any amount of principal or interest or other amount (if any) due under this Note within ten (10) days after the date on which such amount is due and payable hereunder or thereunder; or

(b) the Company (or a material subsidiary of the Company) shall make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Company (or a material subsidiary of the Company) or of any substantial part of its assets or shall commence any case or other proceeding relating to its assets under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, or shall take any action to authorize or in furtherance of any of the foregoing; or any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Company (or a material subsidiary of the Company), and the same shall not have been dismissed within sixty (60) days of the filing or commencement thereof or the Company (or a material subsidiary of the Company) shall indicate its approval thereof, consent thereto or acquiescence therein; or a decree or order shall be entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Company (or a material subsidiary of the Company) bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief shall be entered in respect of the Company (or a material subsidiary of the Company) in an involuntary case under any such bankruptcy or insolvency laws; or

(c) the Company (or a material subsidiary of the Company) shall take any corporate action to liquidate its assets, dissolve or sell all or substantially all of its assets or capital stock, or otherwise, or shall take any corporate action to consolidate or merge with or into any other corporation or business entity unless the Company shall be the surviving legal entity of such consolidation or merger;

then, the Holder, at the Holder’s option at any time thereafter, may declare the then entire and unpaid Loan Balance and all fees and expenses (if any) payable on or in respect of this Note and the obligations evidenced hereby due and payable, and the same shall thereupon forthwith become and be due and payable to the Holder (an “Acceleration”) without presentment, demand, protest, notice of protest or any other formalities of any kind, all of which are hereby expressly and irrevocably waived by the Company; provided, that in the event of an Acceleration under §§ 4(b) or 4(c) hereof, all such amounts shall become and be immediately due and payable, and an Acceleration shall be deemed for all purposes hereof to have occurred, automatically and without any requirement of notice from the Holder.

§5. Conversion. This Note shall be convertible pursuant to the terms and provisions of this §5.

§5.1. Conversion Rights. Upon the consummation of a Convertible Debt Financing, the then entire outstanding Loan Balance shall be required to be converted, simultaneously with the closing of such Convertible Debt Financing and without any action required of the Holder, into a Convertible Debenture. Upon any such conversion, the principal amount of the Convertible Debenture shall equal the then outstanding Loan Balance.

§5.2. Certain Definitions. For all purposes of this Note, the following terms shall have the respective meanings set forth below:

“Common Stock” shall mean and include the Company’s Common Stock, $0.0001 par value per share, authorized as at the date of this Note, and any class or series of capital stock of the Company into which such Common Stock is reclassified or exchanged after the date of this Note as provided herein.

“Convertible Debenture” shall mean the convertible secured debentures of the Company issued in the Convertible Debt Financing.

“Convertible Debt Financing” shall mean the Company’s issuance and sale after the date of this Note, at one or more related closings, to one or more venture capital firms, other institutional investors or other accredited investors, for the purpose of raising capital for the Company, of Convertible Debt Financing Securities, for an aggregate sales price of not less than $1,500,000 (which amount shall include the then outstanding Loan Balance being converted into a Convertible Debenture in connection therewith), on substantially the terms and conditions set forth in the term sheet included as part of the Purchase Agreement.

“Convertible Debt Financing Securities” shall mean the Convertible Debentures and the Convertible Debt Financing Warrants.

“Convertible Debt Financing Warrants” shall mean the Common Stock purchase warrants of the Company issued in connection with the Convertible Debt Financing.

“Loan Balance” shall mean, as of any relevant date, the entire unpaid principal balance of this Note as of such date, together with all then accrued but unpaid interest thereon.

§5.3. Conversion Mechanism.

(a) The Company agrees to give the Holder prior written notice of the contemplation of the Convertible Debt Financing, including all of the material terms and provisions thereof, not later than ten (10) days prior to the anticipated completion thereof. This Note shall automatically and without any required action of the Holder convert into a Convertible Debenture upon the consummation of a Convertible Debt Financing. Conversion of this Note shall be made upon surrender of this Note by the Holder to the Company at its principal place of business set forth in §7 hereof (or at such other office as the Company shall designate by notice in writing to the Holder from time to time in accordance with the provisions of §7 hereof); provided, however, that no Convertible Debenture shall be issued to the Holder until the Holder shall have surrendered this Note as aforesaid, and until such time, this Note shall represent only the right to receive a Convertible Debenture upon the surrender hereof.

(b) The Company agrees that, at the time of such surrender by the Holder of this Note in compliance with the provisions hereof, the Convertible Debenture issuable pursuant to such surrender shall be and be deemed to be issued to the Holder (or the Holder’s permitted transferee or designee) as the record owner of such Convertible Debenture as of the close of business of the Company on the date on which this Note shall have been so surrendered as aforesaid. In addition, the Holder shall thereupon (i) be permitted to become a party to, and shall have the benefit of all of the rights granted to and shall be subject to all of the obligations of the other purchasers of Convertible Debt Financing Securities in connection with the Convertible Debt Financing pursuant to, each of the documents, instruments and agreements executed and delivered by and between and/or among the Company and such other purchasers of Convertible Debt Financing Securities in connection with such the Convertible Debt Financing, and (ii) upon its surrender of this Note and execution of the appropriate agreements and instruments for the Convertible Debt Financing, shall be issued a Convertible Debt Financing Warrant for such number of shares of Common Stock as is specified in the appropriate agreements or instruments executed in connection with the Convertible Debt Financing.

(c) The instruments evidencing the Convertible Debt Financing Securities to be issued to the Holder shall be delivered to the Holder (or the Holder’s permitted transferee or designee) within a reasonable time, not exceeding five (5) days, after the date on which this Note shall have been surrendered by the Holder.

(d) This Note may be converted once and only once.

§6. Loss, Theft, Destruction or Mutilation of Note. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Company will make and deliver a new promissory note of like tenor and date, and in the principal balance then outstanding, in lieu of this Note.

§7. Communications and Notices. All notices, demands, requests, certificates or other communications under this Note shall be in writing and shall be either mailed by certified mail, postage prepaid, in which case such notice, demand, request, certificate or other communications shall be deemed to have been given three (3) days after the date on which it is first deposited in the mails, or hand delivered or sent by facsimile transmission, by tested or otherwise authenticated telex or cable, or by private expedited courier for over-night delivery with signature required, in each such case, such notice, demand, request, certificate or other communications being deemed to have been given upon delivery or receipt, as the case may be:

(a) if to the Company, at 237 Cedar Hill Street, Marlboro, MA 01752 Attention: President, or at such other address as the Company may have furnished in writing to the Holder; and

(b) if to the Holder, at c/o Vicis Capital, LLC, 126 E. 56th Street, 7th Floor, New York, NY 10022, Attn: Shad Stastney, or at such other address as the Holder may have furnished in writing to the Company.

§8. Miscellaneous.

(a) If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Sunday or a Saturday or shall be a legal holiday or a day on which banking institutions in the City of Boston, Massachusetts, are authorized or required by law to remain closed, then such action may be taken or right may be exercised on the next succeeding day which is not a Sunday, a Saturday or a legal holiday and not a day on which banking institutions in the City of Boston, Massachusetts, are authorized or required by law to remain closed.

(b) The Holder may not assign, pledge or otherwise transfer this Note, or the Holder’s rights or obligations hereunder, without the prior written consent of the Company. Subject to the foregoing, this Note shall be binding upon, and inure to the benefit of, the Company’s and the Holder’s respective successors in title and assigns.

(c) This Note for all purposes shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts (without regard to the laws or rules of law applicable to conflict or choice of law).

(d) The Company hereby irrevocably waives notice of acceptance, presentment, notice of nonpayment, protest, notice of protest, suit and all other conditions precedent in connection with the delivery, acceptance, collection and/or enforcement of this Note or any collateral or security therefor. The failure of the Holder to exercise any or all of its rights, remedies, powers or privileges hereunder in any instance shall not constitute a waiver thereof in that or any other instance. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

(e) Should all or any part of the indebtedness represented by this Note be collected by action at law, or in bankruptcy, insolvency, receivership or other court proceedings, or should this Note be placed in the hands of attorneys for collection after default, the Company hereby promises to pay to the Holder, upon demand by the Holder at any time, in addition to the outstanding Loan Balance and all (if any) other amounts payable on or in respect of this Note, all court costs and reasonable attorneys’ fees and other collection charges and expenses incurred or sustained by the Holder.

(f) This Note and any provision hereof may be amended only by an instrument in writing signed by the Company and the Holder.

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IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note to be signed in its corporate name and its corporate seal to be impressed hereon by its duly authorized officers as of the first date written above.

MEDICAL SOLUTIONS MANAGEMENT INC.

By:	/s/ Brian Lesperance
Name:	Brian Lesperance
Title:	President and Treasurer